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EXHIBIT 23.2

[M&K CPAS, LLC Logo]

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

S&W Seed Company:

We hereby consent to the inclusion in this amended Registration Statement on Form S-1/A our reports dated January 29, 2010 and January 19, 2010 for Seed Holding, LLC and S&W Seed Company relating to the respective financial statements as of June 30, 2009 and 2008, and the reference to our firm under the caption "Experts" in the amended Registration Statement.

/s/ M&K CPAS, PLLC

Houston, Texas

April 12, 2010

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  EXHIBIT 23.2
[M&K CPAS, LLC Logo]
CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM